Exhibit 99.1

New Era Energy & Digital Appoints Charlie Nelson as President and Chief Operating Officer
and Announces Grant of Employment Inducement Awards

MIDLAND, Texas–February 2, 2026. New Era Energy & Digital, Inc. (Nasdaq: NUAI) (“New Era” or the “Company”), a developer and operator of next-generation digital infrastructure and integrated power assets in the Permian Basin, today announced that its Board of Directors has unanimously approved the appointment of Charles (“Charlie”) Nelson as President and Chief Operating Officer, effective January 28, 2026.

Charlie joins the company in a full-time capacity from the board, of which he has served on since December of 2024. In July of 2025, Charlie transitioned from independent director to executive director and has since been instrumental in the corporate transformation of New Era in the digital infrastructure space. He brings a depth of experience in developing, funding, building, and operating growth platforms for large scale infrastructure development ranging from pipelines, gas processing and power, terminals, fuels, and chemicals. His background includes also includes developing, commercializing, modularization, and scaling new hard-tech across various sectors.

Charlie Nelson, President and COO of New Era Energy & Digital commented: “I am thrilled and honored to be joining at such a crucial moment in the Company’s evolution. As we shift from development phase into execution and growth, we have our focus squarely set on creating an engine for delivering shareholder value through high quality cash flowing assets. The future is bright for New Era as it is now well positioned to become a repeatable powerful platform for growth in the digital infrastructure space.”

E. Will Gray II, CEO of New Era Energy & Digital, commented: “New Era would not be where it is today without Charlie’s dedication, drive, and vision. His experience across data center and infrastructure development, both globally and within key regional markets, makes him uniquely qualified to lead the Company alongside me at this stage. As we advance TCDC as a power-first data center development, execution discipline will determine our success, and Charlie brings the operational rigor needed as we enter our next phase of development and growth.”

In connection with Charlie’s commencement of employment, the Company’s Board of Directors approved two equity compensation grants to Charlie as inducement material to his acceptance of employment in the form of time-vesting restricted stock units that relate to 1,221,345 shares of the Company’s common stock (the “RSUs”) and performance-vesting restricted stock units that relate to 3,664,036 shares of the Company’s common stock (the “PSUs”). These equity compensation awards are consistent with the Company’s compensation philosophy of aligning executive compensation with stockholder interests through long-term and performance-based equity compensation designed to incentivize long-term value creation.

The RSUs vest ratably on a monthly basis over a four-year period conditioned on Charlie’s continued employment with the Company as of each applicable vesting date. The PSUs vest based on successful achievement of the applicable performance criteria during the period beginning on the date of grant and ending on December 31, 2030 and are also subject to time-based vesting on a monthly basis over a four-year period conditioned on Charlie’s continued employment with the Company as of each applicable vesting date. The PSUs consist of: (i) 916,009 PSUs that vest based on the Company entering into a binding commercial agreement with a hyperscaler with minimum production of 200 megawatts; (ii) 916,009 PSUs that vest based on the Company achieving a final financial closing at a data center campus producing 200 megawatts; and (iii) 1,832,018 PSUs that vest based on: (A) the Company commencing operations of at least one data center campus producing at least 200 megawatts that is fully leased and has a target asset level revenue of at least $100 million annually, and (B) the volume-weighted average closing price of the Company’s common stock over any 90-day period during the performance period being at least $15.00.

The RSUs and PSUs are intended to be inducement awards under Rule 5635(c)(4) of the Nasdaq Listing Rules and were granted outside of the Company’s 2024 Equity Incentive Plan (the “Plan”). Although the PSUs and RSUs were granted outside of the Plan, the PSUs and RSUs are subject to the terms of the Plan.

About New Era Energy & Digital, Inc.

New Era Energy & Digital, Inc. (Nasdaq: NUAI) is a developer and operator of next-generation digital infrastructure and integrated power assets. The Company is developing Texas Critical Data Centers LLC (“TCDC”), a 438-acre, large-scale AI and high-performance computing data center campus located in Ector County, outside Odessa, Texas. TCDC is master-planned as a multi-phase development, with anticipated capacity scaling to 1+ gigawatt over time. With a growing portfolio of strategically located, vertically integrated resources including powered land and powered shells, the Company delivers turnkey solutions that enable hyperscale, enterprise, and edge operators to accelerate data center deployment, optimize total cost of ownership, and future-proof their infrastructure investments. For more information, visit: www.newerainfra.ai, and follow New Era Energy & Digital on LinkedIn and X.

Contacts

New Era Energy & Digital, Inc. Investor and Media Contact:

Investor Relations
Jonathan.Paterson@harbor-access.com
Tel: +1 475 477 9401

Cautionary Note Regarding Forward-Looking Statements

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